SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2016

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 27, 2016, following approval by the Compensation Committee of the Board of Directors of Walgreens Boots Alliance, Inc. (the “Company”), the Company entered into an Extension to the Assignment Letter (the “Extension”) between Alexander Gourlay, who serves the Company as Executive Vice President, President of Walgreen Co., and Walgreens Boots Alliance Services Limited (formerly Alliance Boots Management Services Ltd.). The Extension extends the term of the Assignment Letter dated September 27, 2013 (the “Assignment Letter”) between Mr. Gourlay and Alliance Boots Management Services Ltd. through July 31, 2016, subject to certain modifications and updates including, without limitation, to reflect Mr. Gourlay’s current titles and responsibilities at the Company and Walgreen Co., his current annual rate of salary of £635,913 ($905,159 based on exchange rates as of January 27, 2016), his participation in the WBA Management Incentive Plan and his eligibility for long-term incentive awards under the Company’s 2013 Omnibus Incentive Plan starting with long-term incentive awards granted as of November 1, 2015, subject to the terms and conditions of the applicable plans. The foregoing summary should be read together with the Assignment Letter filed as Exhibit 10.53 to Walgreen Co.’s Annual Report on Form 10-K for the fiscal year ended August 31, 2013 filed with the SEC on October 21, 2013 and is qualified in its entirety by reference to the full text of the Extension, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Company held its Annual Meeting of Stockholders on January 27, 2016.

(b) Set forth below are the voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting:

Proposal No. 1: The stockholders voted for election of the following directors to serve on the Board of Directors until the next Annual Meeting of Stockholders or until their successors are elected and qualified (or any such director’s earlier death, resignation or removal):

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Janice M. Babiak	823,962,394	5,216,982	3,113,546	134,609,589
David J. Brailer	825,267,631	3,708,285	3,317,006	134,609,589
William C. Foote	817,074,609	11,948,451	3,269,862	134,609,589
Ginger L. Graham	821,439,383	7,696,648	3,156,891	134,609,589
John A. Lederer	823,165,333	5,940,182	3,187,407	134,609,589
Dominic P. Murphy	822,178,982	6,920,078	3,193,862	134,609,589
Stefano Pessina	822,813,063	6,271,457	3,208,402	134,609,589
Barry Rosenstein	822,341,827	6,714,010	3,237,085	134,609,589
Leonard D. Schaeffer	822,461,286	6,661,858	3,169,778	134,609,589
Nancy M. Schlichting	822,001,202	7,133,888	3,157,832	134,609,589
James A. Skinner	821,782,007	7,285,308	3,225,607	134,609,589

Proposal No. 2: The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved. There were 810,941,104 votes for, 16,012,000 votes against, and 5,339,818 abstentions. There were 134,609,589 broker non-votes on this proposal.

Proposal No. 3: The proposal to ratify Deloitte & Touche LLP as the Company’s independent registered public accounting firm was approved. There were 956,597,939 votes for, 6,875,154 votes against, and 3,429,418 abstentions.

Floor Proposal: A stockholder floor proposal regarding the preparation of a report regarding linking executive incentive pay to performance on sustainability metrics was not approved. There were no votes for, 832,292,922 votes against, and no abstentions. There were 134,609,589 broker non-votes on this proposal.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Extension, dated January 27, 2016, to Assignment Letter between Alexander Gourlay and Walgreens Boots Alliance Services Limited (formerly Alliance Boots Management Services Ltd.).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: February 1, 2016	By:	/s/ Jan S. Reed
	Title:	Senior Vice President, General Counsel and Corporate Secretary